SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                                PHOTOWORKS, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                PHOTOWORKS, INC.

                    Notice of Annual Meeting of Shareholders
                     To be held on Tuesday, February 4, 2003

To the Shareholders of PhotoWorks, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of PhotoWorks, Inc. (the "Company") will be held at 1:30 p.m. Pacific Standard Time, on Tuesday, February 4, 2003, at PhotoWorks, Inc., 1260 16th Avenue West, Seattle, Washington 98119, for the following purposes:

1. To elect one (1) Class II director to serve a two year term and two (2) Class III directors to serve a three year term.

2. To approve an amendment to the Company's 1999 Stock Incentive Compensation Plan to increase by 500,000 the aggregate number of shares of Common Stock available for issuance under the Plan.

3. To ratify the appointment of Ernst & Young LLP as PhotoWorks, Inc. independent auditors for the fiscal year ending September 27, 2003.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on December 6, 2002, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

                                        By Order of the Board of Directors

                                        /s/ Loran Cashmore Bond
                                        -----------------------
                                        Loran Cashmore Bond
                                        Secretary

1260 - 16th Avenue West
Seattle, Washington  98119
December 20, 2002

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

The Company invites all shareholders to attend the Annual Meeting in person. Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped envelope. This will ensure the presence of a quorum at the meeting. Promptly signing, dating and returning the Proxy will save the Company the expense of additional solicitations. Your proxy is revocable at your request at any time before it is voted. Any shareholder may attend the Annual Meeting and vote in person even if that shareholder has returned a proxy card.

          Your copy of the Company's Annual Report for the fiscal year ended September 28, 2002 is enclosed.

--------------------------------------------------------------------------------

                                PhotoWorks, Inc.
                             1260 - 16th Avenue West
                            Seattle, Washington 98119

                                 PROXY STATEMENT

General

The Company is furnishing this Proxy Statement and the enclosed proxy (which are being mailed to shareholders on or about January 3, 2003) in connection with the solicitation of proxies by the Board of Directors of PhotoWorks, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, February 4, 2003, at 1:30 p.m. local time at PhotoWorks, Inc., 1260 16th Avenue West, Seattle, Washington 98119, and at any adjournment thereof (the "Annual Meeting").

Record Date and Outstanding Shares

The Company has called the Annual Meeting for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. All holders of Common Stock of the Company ("Common Stock") and Series A Preferred Stock (the "Preferred Stock") as of the close of business on December 6, 2002 (the "Record Date"), are entitled to vote at the meeting. As of December 6, 2002, there were 16,655,285 shares of Common Stock and 15,000 shares of Preferred Stock outstanding. The Company's Common Stock trades on the Over the Counter Bulletin Board (OTCBB) under the symbol FOTO.

Quorum

A quorum for the Annual Meeting will consist of a majority of the aggregate number of outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting, present in person or by proxy. Shareholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and count toward the quorum.

Voting

Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on all matters presented at the Annual Meeting. Each share of Preferred Stock outstanding on the Record Date is entitled to 210.526 votes per share on all matters presented at the Annual Meeting. All shares represented by proxies will be voted in accordance with shareholder directions. Holders of the Common Stock and Preferred Stock vote together on all matters presented at the Annual Meeting. If the accompanying proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting by the proxy holder in accordance with the instructions of the shareholder. If no specific instructions are designated, the shares will be voted as recommended by the Board of Directors.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than as stated in the Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed Proxy gives discretionary authority to the persons named therein to vote the shares in their discretion.

Under Washington law and the Company's Amended and Restated Articles of Incorporation and Bylaws, if a quorum exists at the meeting, the nominee who receives the greatest number of votes cast for the election of a director by the shares present in person or represented by proxy and entitled to vote shall be elected as a director. With respect to the amendment to the 1999 Stock Incentive Plan and the ratification of Ernst & Young LLP as independent auditors, the approval of a majority of shareholders present and voting on the proposal is required for passage. Abstentions and broker non-votes will have no impact on the outcome of any of the proposals.

Revocability of Proxies

A proxy may be revoked at any time before it is voted at the meeting. Any shareholder of record who attends the meeting and wishes to vote in person may revoke his or her proxy at that time. Otherwise, to revoke a proxy a shareholder must deliver a proxy revocation, or another duly executed proxy bearing a later date, to the Corporate Secretary of the Company, at 1260 16th Avenue West, Seattle, Washington 98119, before the Annual Meeting or at the Annual Meeting. Attendance at the Annual Meeting will not revoke a shareholder's proxy unless the shareholder votes in person at the meeting.

Solicitation of Proxies

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company may engage an outside proxy solicitation firm to render proxy solicitation services and, if so, will pay a fee for such services. Solicitations of proxies may be made personally, or by mail, telephone, telecopier or messenger. The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding materials to their principals. All of the costs of solicitation of proxies will be paid by the Company. Proxies and ballots will be received and tabulated by Mellon Investor Services, an independent business entity not affiliated with the Company.

Voting Securities and Principal Holders

The following table sets forth information, as of December 6, 2002, with respect to all shareholders known by the Company who beneficially own more than 5% of the Company's Common Stock and of the Preferred Stock. Except as noted below, each person or entity has sole voting and investment power with respect to the shares shown.

                                           Amount and Nature        Percent of
Name and Address                        of Beneficial Ownership       Class
--------------------------------------------------------------------------------
Common Stock
Goldman, Sachs & Co. (1)                        1,355,730             8.10%
The Goldman Sachs Group, Inc.
85 Broad Street
New York, NY 10004

Dimensional Fund Advisors (2)                   1,162,387             6.98%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Robert A. Simms (3)                             1,137,144             6.83%
55 Railroad Avenue
Greenwich, CT 06830

Gary R. Christophersen (4)                      1,642,907             9.80%
1260 16th Avenue West
Seattle, WA 98119

Zesiger Capital Group L.L.C. (5)                3,333,000             16.7%
320 Park Avenue, 30th Floor
New York, NY 10022

Preferred Stock
The Tahoma Fund, L.L.C. (6)                        10,000               67%
Orca Bay Capital Corporation
Orca Bay Partners, L.L.C
Tim Carver and Alexa Carver
Stanley McCammon
John E. McCaw, Jr
Ross Chapin
P.O. Box 21749
Seattle, WA 98111

Madrona Venture Fund I-A, L.P. (7)                  5,000               33%
Madrona Venture Fund I-B, L.P.
Madrona Managing Director Fund L.L.C
Madrona Investment Partners L.L.C
Paul Goodrich
1000 2nd Avenue - Suite 3700
Seattle, WA 98104


(1) The holding shown is as reported by Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. ("Goldman Sachs") in a Schedule 13G filed February 14, 2002 by Goldman Sachs pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). According to the Schedule 13G filed by Goldman Sachs, Goldman Sachs has shared voting and shared dispositive power with respect to all of these shares. The securities being reported on by The Goldman Sachs Group, Inc ("GS Group"), as a parent holding company, are owned, or may be deemed to be beneficially owned, by Goldman, Sachs & Co. ("Goldman Sachs"), a broker or dealer registered under Section 15 of the Act and an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. Goldman Sachs is a direct and indirect wholly-owned subsidiary of GS Group. The GS Group and Goldman Sachs each disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which Goldman Sachs or employees of Goldman Sachs have voting or investment discretion, or both and (ii) certain investment entities, of which a subsidiary of GS Group or Goldman Sachs is the general partner, managing general partner or other manager, to the extent interest in such entities are held by persons other than GS Group, Goldman Sachs or their affiliates.

(2) The holding shown is as reported by Dimensional Fund Advisors, ("Dimensional") in a Schedule 13G filed January 30, 2002 by Dimensional pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Dimensional has indicated that these shares are held by it in its capacity as investment advisor to four investment companies and serves as investment manager to certain other investment vehicles, including commingled trusts (these investment companies and investment vehicles are the "Funds"). According to the Schedule 13G filed by Dimensional Fund Advisors, Dimensional in its role as investment advisor and investment manager, possesses both sole voting and dispositive power with respect to all of these shares. All securities reported in the 13G filed by Dimensional are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

(3)   The holding shown is as reported by Robert A. Simms ("Simms") in a
      Schedule 13D filed January 16, 2002 by Simms pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(4) Includes options to purchase 150,104 shares of Common Stock granted under the Company's Stock Option Plans which are currently exercisable or exercisable within 60 days of December 6, 2002.

(5) The holding shown is as reported by Zesiger Capital Group, L.L.C., ("ZCG"), in a Schedule 13G filed March 27, 2002 pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended ("the Exchange Act"). The schedule 13G relates to Subordinated Convertible Debentures that are convertible to 33,330 shares of Series B Preferred Stock, $.01 par value with a stated value of $75 per share ("Series B Preferred Stock"). Series B Preferred Stock is convertible into common stock, $.01 par value ("Common Stock") at an initial conversion price of $.75 per share of Common Stock, subject to anti-dilution protection. The total Common Stock covered by the Schedule 13G, when and if converted, equals 3,333,000 shares and represents 16.7% of the Common Stock, based on 16,655,285 shares outstanding as of December 6, 2002. Zesiger has indicated that clients, for whom ZCG acts as an investment advisor, may withdraw dividends or the proceeds of sales from the accounts managed by ZCG. No single client account owns more than 5% of the securities. ZCG disclaims beneficial ownership of all securities. Such securities are held in discretionary accounts which ZCG manages.

(6) The holding shown is as reported by Orca Bay Partners, L.L.C., ("Orca Bay") in a Schedule 13G filed February 24, 2000. Orca Bay is the Manager of The Tahoma Fund, L.L.C., ("Tahoma"). Orca Bay Capital Corporation ("OBCC"), Tim and Alexa Carver ("Carver"), Stanley McCammon ("McCammon"), John E. McCaw, Jr. ("McCaw"), and Ross Chapin ("Chapin") are all affiliates of Orca Bay. The schedule 13G relates to shares of Series A Preferred Stock, $.01 par value with a stated value of $1,000 per share ("Series A Preferred Stock") convertible into common stock, $.01 par value ("Common Stock"). Each share of Series A Preferred Stock is convertible into shares of Common Stock of the Company at an initial conversion price of $210.526 per share of Common Stock, subject to anti-dilution protection. The total Common Stock covered by the Schedule 13G, when converted, equals 2,105,261 shares. In addition, the Schedule 13G relates to 526,316 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $6.00 per share ("Warrant Shares"). The total converted shares of Common Stock from the Series A Preferred Stock and the Warrant Shares (2,631,577 shares) together represent 13.6% of the Common Stock, based on 16,655,285 shares outstanding as of December 6, 2002.

(7) The holding shown is as reported by Madrona Investment Partners, L.L.C., ("Madrona") in a Schedule 13G filed February 24, 2000. Madrona is the Manager of the Madrona Venture Fund I-A, L.P. ("Fund I-A"), Madrona Venture Fund I-B, L.P. ("Fund I-B"), Madrona Managing Director Fund, L.L.C. ("Director LLC"), and Paul Goodrich ("Goodrich"). The schedule 13G relates to shares of Series A Preferred Stock, $.01 par value with a stated value of $1,000 per share ("Series A Preferred Stock") convertible into common stock, $.01 par value ("Common Stock"). Each share of Series A Preferred Stock is convertible into shares of Common Stock of the Company at an initial conversion price of $210.526 per share of Common Stock, subject to anti-dilution protection. The total Common Stock covered by the
      Schedule 13G, when converted, equals 1,052,631 shares. In addition, the
      Schedule 13G relates to 263,158 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $6.00 per share ("Warrant Shares"). The total converted shares of Common Stock from the Series A Preferred Stock and the Warrant Shares (1,315,789 shares) together represent 7.3% of the Common Stock, based on 16,655,285 shares outstanding as of December 6, 2002.

Equity Compensation Plan Information
(at September 28, 2002)

                                                                                         Number of securities remaining
                                    Number of Securities to     Weighted average       available for future issuance under
                                  be issued upon exercise of     exercise price of          equity compensation plans
                                outstanding options, warrants,  outstanding options,     (excluding securities reflected
Plan Category                             and rights            warrants and rights               in column (a))
--------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by shareholders                  2,085,128                   $2.17                           301,712

Equity compensation plans not
approved by shareholders                    650,185                   $1.55                           149,815
                                          ---------                                                   -------

Total                                     2,735,313                   $2.03                           451,527
                                          =========                                                   =======

PROPOSAL 1
Election of Directors

The Board of Directors of the Company currently consists of six directors classified into three classes. The table below sets forth the name, age, class and expiration of the term of the current Board of Directors.

-----------------------------------------------------------------------------------------------------------------
       Name                                    Age             Class                Expiration of Term
-----------------------------------------------------------------------------------------------------------------
Paul B. Goodrich                               57                I                         2004
-----------------------------------------------------------------------------------------------------------------
Ross K. Chapin                                 49                I                         2004
-----------------------------------------------------------------------------------------------------------------
Gary R. Christophersen                         56               II                         2005
-----------------------------------------------------------------------------------------------------------------
Douglas M. Rowan                               64               II                         2003
-----------------------------------------------------------------------------------------------------------------
Douglas A. Swerland                            57               III                        2003
-----------------------------------------------------------------------------------------------------------------
Matthew A. Kursh                               38               III                        2003
-----------------------------------------------------------------------------------------------------------------

The Board of Directors has nominated Mr. Rowan, Mr. Swerland, and Mr. Kursh for re-election to the Board. If elected, Mr. Rowan will serve until the Annual Meeting in 2005 and Mr. Swerland and Mr. Kursh will serve until the Annual Meeting in 2006. All directors hold office until the Annual Meeting of shareholders at which their terms expire and the election and qualification of their successors.

Although the Board of Directors anticipates that all nominees will be available to serve as directors of the Company, should any of them not accept the nomination, or otherwise be unable or unwilling to serve, it is intended that proxies will be voted for the election of a substitute nominee designated by the Board of Directors.

       The Board of Directors recommends a vote "FOR" the election of the
                       Class II and Class III directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for election of the directors set forth above.

Security Ownership of Management

The following chart indicates ownership of the Company's Common Stock by each director of the Company, each executive officer named in the compensation tables appearing later in this Proxy Statement, and by all directors and executive officers as a group, all as of December 6, 2002.

                                                       Amount and Nature
                                                         of Beneficial      Percent of
Directors:                                     Age         Ownership           Class
--------------------------------------------------------------------------------------
Gary R. Christophersen (1)                     56        1,642,907             9.8%

Ross K. Chapin (2)                             49           97,500               *

Paul B. Goodrich (3)                           57           97,500               *

Matthew A. Kursh (4)                           38          336,250             2.0%

Douglas A. Swerland (5)                        57          192,563             1.1%

Douglas M. Rowan                               64          163,000             1.0%

Additional Named Executives:
Michael F. Lass (6)                            48          493,989             2.9%

Loran Cashmore Bond (7)                        45          179,904             1.1%

All current directors and named executive officers
  as a group (8 persons) (8)                             3,203,613            18.0%

----------
*     Percent of class is less than 1%

(1) Includes options to purchase 150,104 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 6, 2002.

(2) Includes options to purchase 97,500 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 6, 2002. Does not include 2,631,577 common stock equivalents related to preferred stock and warrants owned by The Tahoma Fund L.L.C. listed above under "Voting Securities and Principal Holders", for which Mr. Chapin has shared beneficial ownership as an affiliate of the manager of the Fund.

(3) Includes options to purchase 97,500 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 6, 2002. Does not include 1,315,789 common stock equivalents related to preferred stock and warrants owned by Madrona Investment Partners, L.L.C. listed above under "Voting Securities and Principal Holders", for which Mr. Goodrich has shared beneficial ownership as an affiliate of the manager of the Limited Liability Company.

(4) Includes options to purchase 336,250 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 6, 2002.

(5) Includes options to purchase 180,750 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 6, 2002.

(6) Includes options to purchase 157,916 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 6, 2002.

(7) Includes options to purchase 90,375 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 6, 2002.

(8) Includes options to purchase 1,110,395 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 6, 2002.

Gary R. Christophersen has been the Company's Chairman since July 2000. In August 2001, Mr. Christophersen reassumed the role of President and Chief Executive Officer. From August 1988, until being named as Chairman, he served as the Company's President and Chief Executive Officer. Mr. Christophersen joined the Company in January 1982 as Vice President Operations and has served as a Director of the Company since 1982. From May 1983 to August 1988, Mr. Christophersen was a Senior Vice President of the Company and its General Manager.

Ross K. Chapin became a director in February 2000. Mr. Chapin is a principal with Orca Bay Partners, a private equity investment firm headquartered in Seattle, Washington, which he co-founded in 1998. Prior to Orca Bay, he was a founder of Capstan Partners, a Seattle-based management buyout firm. In addition to being a principal investor, he has experience with Ragen MacKenzie and Paine Webber as an investment banker. Mr. Chapin sits on the boards of Flow Solutions, Inc., Skeletech, Inc., Parametric Portfolio Associates L.L.C., EnvestNetPMC, Inc., and Undiscovered Managers, L.L.C.

Paul B. Goodrich became a director in February 2000. Mr. Goodrich is a Managing Director of Madrona Venture Group, L.L.C., an early-stage venture capital firm focused on the Internet economy in the Northwest. Mr. Goodrich was formerly the Seattle Partner for a Chicago-based venture capital firm and a Partner with Perkins Coie, a Seattle law firm. He is a director of Netstock Direct Corporation.

Matthew A. Kursh became a director of the Company in April 2000. Mr. Kursh started his career as president and co-founder of Clearview Software, which he sold to Apple Computer in 1989. Mr. Kursh then co-founded and was CEO of eShop Corporation, one of the first companies to offer platforms and services for online shopping. eShop's customers included such leading companies as AT&T, Tower Records, Spiegel, 1-800-Flowers and the Good Guys. eShop was later acquired by Microsoft where Mr. Kursh ran Sidewalk, HomeAdvisor and MSN.com. Mr. Kursh left Microsoft in 1999 to focus on creative projects and work with start-up companies.

Douglas A. Swerland became a Director of the Company in October 1988. In October 2000, Mr. Swerland became a principal and Managing Director of Alan & Associates, business consultants. Mr. Swerland had been the founder and Chairman of SAVI, Inc., a clothing superstore specializing in men's retail apparel and accessories from 1993 to 2000. Mr. Swerland had previously been employed by Jay Jacobs, Inc., the operator of a chain of specialty retail apparel stores, in various capacities beginning in 1969, and as President and a director from 1978 to 1993.

Douglas M. Rowan became a Director of the Company in August 2002. Mr. Rowan has served as President and CEO since June 1997 of Imaging Solutions Corporation, a Kirkland, Washington-based consulting company, established to create value from digital content assets through technology, copyright and creative marketing approaches. Mr. Rowan also served as founder and CEO at Impli, Inc. from August 1998 until February 2002 and was President and CEO of Corbis Corporation from 1994 to 1997.

Board and Committee Meetings

The Board of Directors of the Company held a total of twelve meetings during the fiscal year ended September 28, 2002. Each of the incumbent Directors attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which they served.

The Board of Directors has an Audit Committee which consists of Messrs. Chapin, Swerland, and Rowan. The Committee is governed by a charter adopted by the Board of Directors on May 30, 2000. Pursuant to the charter, the function of the Audit Committee is:

o to provide the opportunity for direct communication between the Board of Directors and the Company's internal and external auditors;
o to monitor the design and maintenance of the Company's system of internal accounting controls;
o     to select, evaluate and replace the external auditors;
o to review the results of internal and external audits as to the reliability and integrity of financial and operating information and the systems established to monitor compliance with the Company's policies, plans and procedures and with laws and regulations; and
o to review the relationships between the Company and the external auditors to ascertain the independence of the external auditors.

The Audit Committee held four meetings during fiscal 2002.

The Board of Directors has a Compensation Committee which consists of Messrs. Goodrich, Kursh, and Swerland. The Committee is responsible for establishing the policies which govern the compensation of executive officers of the Company, setting compensation levels for the President and Chief Executive Officer, and reviewing the compensation packages for other executive officers recommended by the Chief Executive Officer. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans.

The Board of Directors does not have a standing nominating committee. The Board of Directors will consider written proposals from shareholders for nominees or directors which are submitted to the Secretary of the Company in accordance with the procedures contained in this proxy statement under the caption, "Proposals of Shareholders."

Directors' Compensation

Currently, Directors who are not employees of the Company are each paid $2,000 per month and $200 for each Board of Directors meeting attended and $100 for each telephonic meeting of the Board. In addition, Directors are entitled to reimbursement for reasonable travel expenses, including lodging, incurred in connection with attendance at Board meetings. Pursuant to the terms of the Company's 1987 Stock Option Plan, each Director who is not an employee of the Company is automatically granted an option to purchase 11,250 shares of the Company's Common Stock, annually on the first Wednesday of March. Such options have an exercise price equal to the fair market value of the Common Stock on the date of grant and become exercisable in full at the end of the fiscal year in which they are granted. Non-employee Directors were granted an option to purchase 75,000 shares of the Company's Common Stock on October 30, 2001 in lieu of the 2002 annual grant. Such options have an exercise price of $.12 which is equal to the fair market value of the Common Stock on the date of grant and became exercisable in full on October 30, 2002. Non-employee Directors were granted an option to purchase 20,000 shares of the Company's Common Stock on November 26, 2002 in lieu of the 2003 annual grant. Such options have an exercise price of $.13 which is equal to the fair market value of the Common Stock on the date of grant and becomes exercisable in full on November 26, 2003.

Certain Transactions

The Company and Mr. Lass and Ms. Cashmore Bond have entered into a change of control agreement to ensure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control. In the event of the termination of the executive's employment following a change in control for a reason other than cause or the executive's resignation for good reason, the executive shall be entitled to a severance payment equal to one half (50%) of the executive's annual base salary for the fiscal year in which the termination occurs.

During fiscal year 2002, Mr. Kursh was paid $38,000 and Mr. Swerland was paid $12,000 for consulting services provided to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, certain officers and greater-than-10% shareholders ("Reporting Persons") of all publicly-held companies to file certain reports ("Section 16 Reports") with respect to beneficial ownership of such companies' equity securities.

Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 2002 have been complied with on a timely basis.

Remuneration of Executive Officers

The following table sets forth certain information concerning the compensation paid by the Company for services rendered during fiscal years 2002, 2001 and 2000 to any person who served as Chief Executive Officer during fiscal 2002, and executive officers of the Company whose total salary and bonus exceeded $100,000 in fiscal 2002 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                           Long Term
                                                                          Compensation
                                                                            Awards
                                                Annual Compensation   ---------------------
Name and                            Fiscal     ---------------------  Securities Underlying       All Other
Principal Position                   Year       Salary         Bonus        Options            Compensation (*)
---------------------------------------------------------------------------------------------------------------
Gary R. Christophersen               2002      $150,630      $ 56,182       125,000              $  7,499
  President/CEO, Chairman            2001       238,905             0             0                 9,112
  and Director                       2000       206,223       150,000        70,000                 6,178

Michael F. Lass                      2002      $175,304      $ 62,637       125,000              $  6,646
  Executive Vice President           2001       150,258        29,387       125,000                 4,162
                                     2000       150,496        17,691        55,000                 5,028

Loran Cashmore Bond
  Vice President-Administration      2002      $125,239      $ 31,675        75,000              $  6,511
  Secretary/Treasurer                2001       105,202        21,594        40,000                 6,277
                                     2000       104,878        10,000        40,000                 3,435

----------

(*) These amounts represent Company contributions to the PhotoWorks 401K Plan and payments for term life insurance, short-term disability insurance and long-term disability insurance.

Option Grants in Last Fiscal Year

The Company has stock option plans pursuant to which options to purchase Common Stock are granted to officers and key employees of the Company. The following tables show stock option grants and exercises pertaining to the named Executive Officers of the Company during fiscal year 2002, and the year-end potential realizable value of all their outstanding options.

                                             Individual Options Granted           Potential Realizable
                                        -------------------------------------       Value at Assumed
                           Number of     % of Total                               Annual Rates of Stock
                          Securities       Options                               Price Appreciation For
                          Underlying     Granted to                                  Option Term (3)
                            Options     Employees in    Exercise   Expiration     ---------------------
                          Granted (1)    Fiscal Year    Price (2)     Date            5%          10%
-------------------------------------------------------------------------------------------------------
Gary R. Christophersen      125,000         8.51%        $.12      10/30/2006      $ 4,144      $ 9,158

Michael F. Lass             125,000         8.51%        $.12      10/30/2006      $ 4,144      $ 9,158

Loran Cashmore Bond          75,000         5.11%        $.12      10/30/2006      $ 2,487      $ 5,495

----------

(1) The Company's stock option plans are administered by the Compensation Committee of the Board of Directors, which determines to whom options are granted, the number of shares subject to each option, the vesting schedule and the exercise price. The options granted in fiscal year 2002 generally vest in equal annual installments over three years. Options granted to officers of the Company from the Company's 1999 Stock Incentive Compensation Plan may be exercised for a period of three months following termination of employment.

(2) All options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price may be paid by delivery of shares already owned by the option holder with a market value equal to the aggregate exercise price. With the permission of the Compensation Committee, the exercise price may also be paid by withholding shares that would otherwise be received by the option holder.

(3) Potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five year option term. These values are calculated based upon requirements of the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock price performance. The actual value realized may be greater or less than the realizable value set forth in this table.

      The vesting of options may be accelerated at the discretion of the administrator of the option plans.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

The following table sets forth certain information as of September 28, 2002, regarding options to purchase Common Stock held as of September 28, 2002, by each of the Named Executive Officers, as well as the exercise of such options during the fiscal year ended September 28, 2002. In addition, the following table reports the values for in-the-money options, which values represent the positive spread between the exercise price of such options and the fair market value of the Company's Common Stock as of September 28, 2002.

                                                       Number of Securities           Value of Unexercised
                                                   Underlying Unexercised Options     In-the-Money Options
                                                      at September 28, 2002 (2)      at September 28, 2002 (3)
                      Shares Acquired     Value      ---------------------------    --------------------------
                       Upon Exercise   Realized (1)  Exercisable   Unexercisable    Exercisable  Unexercisable
--------------------------------------------------------------------------------------------------------------
Gary R. Christophersen      0              $0          97,187          165,313          $0           $6,250

Michael F. Lass             0              $0          96,562          230,938          $0           $6,250

Loran Cashmore Bond         0              $0          50,500          123,500          $0           $3,750

----------

(1) Value realized is calculated by subtracting the exercise price of the option from the market value of a share of the Company's Common Stock on the date of exercise and multiplying the difference thereof by the number of shares purchased.

(2) Future exercisability is subject to vesting and the option holder remaining employed by the Company.

(3) Value is calculated by subtracting the exercise price of the option from the market value of a share of the Company's Common Stock as reported on the Over the Counter Bulletin Board (OTCBB) on September 28, 2002 and multiplying the difference thereof by the number of shares.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the "Committee") for fiscal year 2002, consisted of three members of the Board who were all non-employee directors of the Company. The Committee is responsible for establishing the policies which govern the compensation of executive officers of the Company, setting compensation levels for the President and Chief Executive Officer and reviewing the compensation packages for other executive officers recommended by the Chief Executive Officer. The goal of the Committee in administering executive compensation is to create a compensation plan which (i) rewards individual performance, (ii) aligns the interests of the executive with the immediate and long-term interests of the shareholders of the Company, (iii) ties a significant portion of compensation to improvements in the Company's financial performance and (iv) assists the Company in attracting and retaining key executives critical to the long-term success of the Company.

The compensation package provided to executive officers consists primarily of base salary, incentive bonus and long-term incentive in the form of stock options.

      Base Salary. The Committee bases the combination of base salary and incentive bonus paid to the President and Chief Executive Officer on the approximate range of cash remuneration paid to executives performing similar duties for companies of comparable size in the Pacific Northwest. Although generally available data on the compensation of chief executive officers in the Pacific Northwest is considered, the experience of the members of the Committee and their knowledge of the community and industry practice have been the primary bases for this determination. During fiscal year 2002, the President and Chief Executive Officer's base compensation was $150,000.

      Base salaries for executive officers other than the President and CEO are determined annually by the CEO and reviewed by the Committee. In determining salary adjustments for executive officers, the CEO considers the individual officer's historical performance against his or her job responsibilities and personal compensation packages provided to executives performing similar duties for companies of comparable size in the Pacific Northwest, the rate of inflation, salary adjustments to be awarded to other executive officers of the Company and other subjective factors.

      Incentive Bonus. The Company has an annual incentive compensation plan pursuant to which executive officers and other managers, supervisory and professional personnel (approximately 85 persons during fiscal 2002) are eligible to receive cash bonuses based on the Company's and their personal performance during the year (the "Incentive Plan"). The factors used in determining payments under the Incentive Plan are a specified percentage of each participant's base salary ("eligible base salary"), his or her performance against personal performance goals, and a Company Performance Percentage comprised of target goals for the Company. The Incentive Plan sets eligible base salary percentages for the President and CEO at 60 percent and all other executive officers at 40 to 50 percent. The portion of each participant's eligible base salary which will be multiplied by the Company Performance Percentage for the year is determined based on points awarded for each participant's actual performance against his or her personal performance goals. Performance goals for each executive officer are determined by the CEO at the beginning of the fiscal year and reviewed by the Committee. Examples of individual performance goals for fiscal 2002 included cash management, corporate strategy, marketing tests, product releases, cash generated from operations and expense management. Subjective assessments of performance may result in adjustments in individual awards.

      Stock Option Plans. The Committee administers the Company's stock option plans under which options to purchase the Company's Common Stock may be granted in an effort to align the interests of management with those of shareholders and provide a reward for long-term performance. Historically, options granted by the Company have been granted with an exercise price equal to the market price of the Company's stock on the date of grant. Accordingly, options will have value to the holder only if the Company's stock price increases. Outstanding options generally become exercisable at a rate of 25% to 33% per year. All grants are subject to possible acceleration of vesting in connection with certain events leading to a change in control of the Company. Options are granted from time to time to executive officers and other management and supervisory personnel based on recommendations of the CEO. The number of shares of Common Stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer or employee's current position with the Company, the base salary associated with that position, and the executive officer or employee's personal performance in recent periods. The Compensation Committee also takes into account the number of vested and unvested options held by the executive officer or employee in order to maintain an appropriate level of equity incentive for that executive officer or employee. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers or employees.

Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by the Company during fiscal 2002 will exceed the $1 million limitation.

                                        COMPENSATION COMMITTEE
                                        Paul B. Goodrich, Chairman
                                        Matthew A. Kursh
                                        Douglas A. Swerland

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 28, 2002, the Compensation Committee of the Board of Directors consisted of Messrs. Goodrich, Kursh and Swerland. None of these individuals has served at any time as an officer or employee of the Company or is an executive officer at any company where an executive officer of the Company serves on the Compensation Committee of the Board of Directors.

Audit Committee Report

The Audit Committee of the Board of Directors (the "Committee") consists of Messrs. Chapin, Swerland and Rowan. The Board has determined that each member of the Committee is independent based on the definition of independence used by the NASDAQ Stock Market.

The following is a report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended September 28, 2002, which include the consolidated balance sheets of the Company as of September 28, 2002 and September 29, 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 28, 2002, and the notes thereto.

The audit committee has reviewed and discussed the Company's audited financial statements with management.

      Audit Fees. The aggregate fees billed by Ernst & Young LLP were $152,937 for professional services rendered for the audit of the Company's annual financial statements for the Company's fiscal year ended September 28, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q.

      Financial Information Systems Design and Implementation Fees. No fees were billed by Ernst & Young LLP to the Company for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation SX (financial information systems design and implementation services). No such services were rendered by Ernst & Young LLP to the Company for the Company's fiscal year ended September 28, 2002.

      All other fees. The aggregate fees billed by Ernst & Young LLP to the Company were $111,226 for other professional services rendered to the Company for its fiscal year ended September 28, 2002, consisting of $15,016 for tax return preparation, and $96,210 for various other tax consulting projects.

The Audit Committee did consider whether the provision of nonaudit services is compatible with the principal accountants' independence and concluded that the provision of other nonaudit services has been compatible with maintaining the independence of the Company's external auditors.

The audit committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The audit committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Ernst & Young LLP its independence from the Company.

Based on the review and discussions referenced to above, the Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2002.

                                        SUBMITTED BY THE AUDIT COMMITTEE OF
                                        THE BOARD OF DIRECTORS

                                        Ross K. Chapin, Chairman
                                        Douglas A. Swerland
                                        Paul B. Goodrich
                                        (October 2001 to July 2002)
                                        Douglas M. Rowan
                                        (August 2002 to September 2002)

Stock Price Performance Graph

Shown on this page is a table comparing cumulative total shareholder return on PhotoWorks, Inc. Common Stock for each of the last five fiscal years to the cumulative total return for the Nasdaq Index and the Nasdaq Retail Index. This cumulative return includes the reinvestment of cash dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG PHOTOWORKS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ RETAIL TRADE INDEX


     $100 invested on 9/30/97 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

MEASUREMENT PERIOD      PHOTOWORKS        NASDAQ            NASDAQ
(FISCAL YEAR COVERED)       INC.      COMPOSITE INDEX    RETAIL INDEX

      1997                 $100            $100               $100
      1998                   28             102                 85
      1999                   37             166                101
      2000                   26             220                 75
      2001                    2              90                 65
      2002                    1              71                 72

PROPOSAL 2

Approval of an Amendment to the 1999 Stock Incentive Compensation Plan to Increase the Number of Shares Available for Issuance

      The Board has approved, subject to shareholder approval, an amendment to the 1999 PhotoWorks, Inc. Stock Incentive Compensation Plan (the "Incentive Plan") which increases the number of shares available for issuance under the Incentive Plan from 1,300,000 shares of Common Stock to 1,800,000 shares. At December 6, 2002, 1,274,000 shares are issued and outstanding under the Incentive Plan and 26,000 remain available for grant. The Board of Directors believes that the use of equity incentive compensation is an important element in attracting and retaining qualified employees, directors and consultants. The average exercise price of options granted under the 1999 Incentive Plan is approximately $1.82, which is significantly higher than the current market price of the Common Stock. The Board believes that it must be able to continue to grant equity incentives if the Company is going to be able to retain the management and employees who are critical to the long-term success of the Company.

      The following description of the Incentive Plan is a summary and so is qualified by reference to the complete text of the Incentive Plan, which is available at the Securities and Exchange Commission Website, www.sec.gov, or upon request of the Company.

Summary Description of the Incentive Plan

      The Incentive Plan may be administered either by the Board or a Committee of the Board (in either case, the "Committee"). The Committee will have broad discretion to determine the amount and type of awards and terms and conditions of the awards. Individual grants will generally be based on a person's present and potential contribution to the Company. As of November 30, 2002, the Company had approximately 306 employees, 5 non-employee directors and 2 consultants, agents, advisors and independent contractors who are eligible to participate in the Incentive Plan. Since the grant of awards is based upon a determination made by the Committee after a consideration of various factors, the Company currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals. However, the maximum number of shares that can be granted under the Incentive Plan during any calendar year to any executive officer whose compensation is required to be disclosed pursuant to the rules and regulations under the Exchange Act (generally, the chief executive officer and the four other most highly compensated executive officers) is 375,000, except that the Company may make additional one-time grants to newly hired participants of up to 375,000 shares per such participant. In addition, the maximum number of shares that can be granted to a non-employee director of the Company during any calendar year is generally limited to 50,000 unless approved by the board of directors. The Company believes that with these limitations and other provisions of the Incentive Plan, options granted under the Incentive Plan will generate "qualified performance-based compensation" within the meaning of section 162(m) of the Internal Revenue Code and will therefore not be subject to the $1,000,000 cap on deductibility for federal income tax purposes of certain compensation payments in excess of $1,000,000. See "Certain Federal Income Tax Consequences" below.

      Awards may be granted in the form of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("the "Code"), nonqualified stock options ("NQOs") (each ISO or NQO, an "Option," and collectively, "Options"), stock appreciation rights, stock awards in the form of restricted stock ("Restricted Stock"), or other arrangements determined by the Committee. Any award may be granted either alone or in tandem with other awards granted under the Incentive Plan. The option price of ISOs must be equal to or greater than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of employees who own more than 10% of the Common Stock). The option price of NQOs may not be less than the fair market value of the Common Stock on the date of grant. The Committee may condition the grant of the award upon the attainment of specified performance goals or other criteria, which need not be the same for all participants. No ISOs may be granted under the Incentive Plan on or after November 23, 2009, but ISOs outstanding under the Incentive Plan may extend beyond that date.

      Options. Options granted under the Incentive Plan may be ISOs or NQOs. The exercise price of ISOs may not be less than the fair market value of the shares subject to the ISO on the date of grant. The term of any ISO granted under the Incentive Plan may not exceed ten years. In addition, ISOs are subject to certain other limitations in order to take advantage of the favorable U.S. tax treatment that may be available for ISOs.

      Restricted Stock. Restricted Stock awards consist of non-transferable shares of Common Stock of the Company which may be subject to a right of purchase by the Company. The Committee may provide for the lapse of the transfer restrictions over a period of time, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

      Stock Appreciation Rights. A stock appreciation right will give the holder the right to receive an appreciation distribution in an amount equal to the excess of the fair market value of the number of shares of Common Stock covered by the right over the exercise price per share subject to the right. Stock appreciation rights may be granted separately or in tandem with a related Option. Payment may be made in a combination of shares of Common Stock or in cash, as determined by the Committee.

      The consideration payable upon issuance or exercise of an award and any taxes related to an award must generally be paid in cash or check. However, the Committee, in its sole discretion, may authorize payment by the tender of Common Stock already owned by the participant, or by delivery of other property, including securities of the Company. The Company generally will not receive any consideration upon the grant of any awards. Awards generally may be exercised at any time within three months after termination of a participant's employment by, or consulting relationship with, the Company (but, only to the extent exercisable or payable at the time of termination). However, if termination is due to the participant's death or disability, the award generally may be exercised for one year. Except as authorized by the Committee, no award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

      The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the Incentive Plan. The Board may amend, alter or discontinue the Incentive Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, the shareholders of the Company must approve any amendment, alteration or discontinuance of the Incentive Plan that would (i) increase the total number of shares reserved under the Incentive Plan, (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the Incentive Plan to comply with Section 422 of the Code, (iii) to the extent required by other applicable laws, rules or regulations or (iv) to the extent that the Board otherwise concludes that shareholder approval is advisable.

      The Incentive Plan constitutes an unfunded plan for incentive and deferred compensation. The Company is not required to create trusts or arrangements to meet its obligations under the Incentive Plan to deliver stock or make payments.

      In the event of a "change in control" of the Company, as defined in the Incentive Plan, in which the outstanding options do not remain outstanding or are not assumed by the surviving entity or replaced with a comparable options, the vesting of outstanding awards under the Incentive Plan will, unless the applicable agreement with respect to the award or the Committee determines otherwise, subject to certain limitations, be accelerated. A "change in control" is defined to include (i) a merger or consolidation of the Company in which more than 50% of the voting power of the Company's outstanding stock outstanding after the transaction is owned by persons who were not shareholders immediately prior to such transaction, and (ii) the sale or transfer of all or substantially all of the Company's assets.

Certain Federal Income Tax Consequences

      The following summary of federal income tax consequences is based upon existing statutes, regulations and interpretations thereof. The applicable rules are complex, and income tax consequences may vary depending upon the particular circumstances of each plan participant. This proxy statement describes federal income tax consequences of general applicability, but does not purport to describe particular consequences to each individual plan participant, or foreign, state or local income tax consequences, which may differ from the United States federal income tax consequences.

      Incentive Stock Options

      Awards and Exercise of Options. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, amended (the "Code"). ISOs may be granted only to employees of the Company (including directors who are also employees). The recipient of an Option (the "Optionee") does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the "Option Spread") is includable in the Optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, any limitations on resale of shares imposed under Section 16(b) of the Exchange Act). In addition, when stock is acquired subject to a "substantial risk of forfeiture", an Optionee's holding period for purposes of determining whether any capital gain or loss on sale is long-term will generally not begin until the restriction lapses or the Optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election").

      Sale of Option Shares. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date such shares were transferred to the Optionee, any gain from a sale of the shares other than to the Company should be taxable as capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company promptly after making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

      Exercise With Stock. If an Optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously owned stock is used to exercise an ISO.

      Nonqualified Stock Options

      Award; Exercise. An Optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files a Section 83(b) Election with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income, on the date stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value as of the date of lapse; in addition, the Optionee's holding period will begin on the date of lapse.

      Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

      Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

      Exercise with Stock. If an Optionee tenders Common Stock (other than statutory option stock -- see above) to pay all or part of the exercise price of a NQO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

      If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a "disqualifying disposition" of the surrendered stock.

      Section 162(m) Limitations

      Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensation executive officers in any year after 1993. Under current regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is that the plan must state the maximum number of shares with respect to which option may be granted to any employee during a specified period. Accordingly, the Incentive Plan provides the no participant, with certain exceptions, may granted options to acquire more than 375,000 shares in any year.

      Shareholders are being asked to approve the increase to the number of shares available for issuance under the Incentive Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and Preferred Stock of the Company, voting together, represented and voting at the Annual Meeting is required to approve the amendment to the Incentive Plan.

                The Board recommends a vote "FOR" approval of the
                        amendment to the Incentive Plan.

PROPOSAL 3

Ratification of Independent Auditors

Ernst & Young LLP has served as the Company's independent auditors since 1986 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending September 27, 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

In the event the Shareholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board believes that such a change would be in the best interests of the Company and its shareholders.

The Company has been informed by Ernst & Young LLP that neither the firm nor any of its members has any direct financial interest or material indirect financial interest in the Company. Total fees billed by Ernst & Young LLP for audit and other professional services were $264,163 for the year ended September 28, 2002. The components of the total fees were as follows:

Audit Fees:

The aggregate fees billed by Ernst & Young LLP for professional services rendered for: (i) the audit of the Company's annual financial statements included in the Annual Report on Form 10-K, and (ii) the reviews of the Company's interim financial statements included in the Quarterly Reports on Form 10-Q were $152,937.

Financial Information Systems Design and Implementation Fees:

No fees were billed by Ernst & Young LLP for professional services related to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All other Fees:

The aggregate fees billed by Ernst & Young LLP for other professional services, other than the audit fees and financial information systems design and implementation fees described above, were $111,226, of which $15,016 was for preparation of the 2001 tax return and $96,210 was for tax compliance and tax consultations.

The Audit Committee has determined that the other professional services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

The Board recommends a vote "FOR" the ratification of the appointment of
        Ernst & Young LLP as the Company's Independent Auditors for the
                         year ending September 27, 2003

MISCELLANEOUS MATTERS

Other Business

As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

Proposals of Shareholders

The Company's Bylaws provide that advance notice of nominations for the election of directors at a meeting of shareholders must be delivered to or mailed and received by the Company ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders or, in the case of a special meeting of shareholders to elect directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. The Bylaws also provide that advance notice of proposals to be brought before an annual meeting by a shareholder must be submitted in writing and delivered to or mailed and received by the Company not later than ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders.

Each notice of a nomination or proposal of business must contain, among other things, (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to vote at the meeting for the proposal; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and any material interest of such shareholder in any proposal to be submitted to the meeting; (iv) such other information regarding each nominee or proposals as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) with respect to any nominations, the consent of each nominee to serve as a director of the Company if elected.

A copy of the full text of the provisions of the Company's Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

Shareholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2004 Annual Meeting must submit the proposal to the Company no later than September 4, 2003. Shareholders who intend to present a proposal at the 2004 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than November 6, 2003. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                        By Order of the Board of Directors

                                        /s/ Loran Cashmore Bond
                                        -----------------------
                                        Loran Cashmore Bond
                                        Secretary

December 20, 2002
Seattle, Washington

                                                        Please mark
                                                        your votes as    |X|
                                                        indicated in
                                                        this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

1. ELECTION OF DIRECTORS: Election of the                    FOR all          WITHHOLD
following nominees to serve their term or until their    nominees listed     AUTHORITY
respective successor is elected and qualified.             (except as      to vote for all
                                                          marked to the        nominees
                                                            contrary)          listed
Class II nominee to serve a two year term:
Nominee:                        Douglas M. Rowan               |_|               |_|

Class III nominees to serve a three year term:
Nominees:                       Matthew A. Kursh
                                Douglas A. Swerland

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

______________________________________________________________________________

                                                     FOR    AGAINST    ABSTAIN
2. To approve an amendment to the Company's 1999
Stock Incentive Compensation Plan to increase by     |_|      |_|        |_|
500,000 the aggregate number of shares of Common
Stock available for issuance under the plan.

                                                     FOR    AGAINST    ABSTAIN
3. To ratify the appointment of Ernst & Young LLP
as PhotoWorks, Inc. independent auditors for the     |_|      |_|        |_|
fiscal year ending September 27, 2003.

                                         "Please Mark Inside Boxes so that Data
                                         Processing Equipment will Record Your
                                         Vote."

                                         In their discretion, the Proxies are
                                         authorized to vote upon such other
                                         business as may properly come before
                                         the meeting or any adjournments or
                                         postponements thereof. This Proxy, when
                                         properly executed, will be voted in the
                                         manner directed herein by the
                                         undersigned. IF NO DIRECTION IS MADE,
                                         THIS PROXY WILL BE VOTED "FOR" ITEMS 1,
                                         2 AND 3.

Signature_______________________ Signature_______________________ Date__________
NOTE: Please sign exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships, and associations and give his or her title.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

             Internet and telephone voting is available through 4PM
              Eastern Time the business day prior to annual meeting
                                      day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

------------------------------------         ------------------------------------      --------------------

           Internet                                      Telephone                             Mail
    http://www.eproxy.com/foto                        1-800-435-6710
Use the Internet to vote your proxy.         Use any touch-tone telephone to            Mark, sign and date
Have your proxy card in hand when            vote your proxy. Have your proxy             your proxy card
you access the web site. You will be   OR    card in hand when you call. You will  OR           and
prompted to enter your control               be prompted to enter your control           return it in the
number, located in the box below, to         number, located in the box below,         enclosed postage-paid
create and submit an electronic              and then follow the directions                  envelope.
ballot.                                      given.

------------------------------------         ------------------------------------      --------------------

                    If you vote your proxy by Internet or by
            telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.photoworks.com

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF PHOTOWORKS, INC.

     The undersigned hereby appoints Gary R. Christophersen and Loran Cashmore Bond, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Photoworks, Inc. Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held February 4, 2003 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

      (Continued, and to be marked, dated and signed, on the other side.)
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

             You can now access your Photoworks Inc. account online.

Access your Photoworks Inc. shareholder account online via Investor ServiceDirect(R)(ISD).

Mellon Investor Services LLC, agent for Photoworks, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

   o     View account status            o     View payment history for dividends
   o     View certificate history       o     Make address changes
   o     View book-entry information    o     Obtain a duplicate 1099 tax form
                                        o     Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN     Step 2: Log in for Account Access       Step 3: Account Status Screen

You must first establish a Personal            You are now ready to log in. To         You are now ready to access your
Identification Number (PIN) online             access your account please enter        account information. Click on the
by following the directions                    your:                                   appropriate button to view or
provided in the upper right portion                                                    initiate transactions.
of the web screen as follows. You              o SSN
will also need your Social Security            o PIN                                   o Certificate History
Number (SSN) available to establish            o Then click on the [Submit] button     o Book-Entry Information
a PIN.                                                                                 o Issue Certificate
                                               If you have more than one account,      o Payment History
Investor ServiceDirect(R) is                   you will now be asked to select the     o Address Change
currently only available for                   appropriate account.                    o Duplicate 1099
domestic individual and joint
accounts.

o SSN
o PIN
o Then click on the [Establish PIN] button

Please be sure to remember your
PIN, or maintain it in a secure
place for future reference.

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time